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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    November 29, 2002

Duane Reade Inc.
(Exact name of registrant as specified in its chapter)

Delaware (State or other jurisdiction of incorporation)	001-13843 (Commission File Number)	04-3164702 (IRS Employer Identification No.)
440 Ninth Avenue New York, New York 10001 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code    (212) 273-5700

(Former name or former address, if changed since last report)

Item 5.    Other Events.

        On November 29, 2002, Duane Reade Inc. (the "Company") filed a registration statement to register the sale of 90,000 shares of common stock of the Company that will be issued upon the exercise of non-qualified stock options owned by DRI Investment Group, LLC, a Delaware limited liablity company owned by Anthony J. Cuti and two other senior executvies of the Company. DRI Investment Group, LLC is more fully described in the Company's definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 15, 2002. It is anticipated that these shares will be sold in broker-dealer transactions at market in December to facilitate repayment by Mr. Cuti of certain notes payable to the Company and Credit Suisse First Boston. The options being exercised represent substantially less than 1% of the outstanding shares of common stock of the Company.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUANE READE INC.
By:	/s/ JOHN K. HENRY John K. Henry Senior Vice President and Chief Financial Officer

Date    November 29, 2002

*Print name and title of the signing officer under his signature.

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  Item 5. Other Events.
SIGNATURES